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                                                                   EXHIBIT 10.26

LEASE



                          LEASE AND OCCUPANCY AGREEMENT


LEASE AND OCCUPANCY AGREEMENT made as of June 28, 2000, between GADZOOKS, INC., a Texas corporation (hereinafter referred to as "Gadzooks"), and Gadzooks Management, L.P., a Texas limited partnership (hereinafter referred to as "GMLP").

                                   BACKGROUND

         A. Gadzooks owns or leases certain real estate at 4121 International Parkway, Carrollton, Texas 75007 (the "Premises") and has the right to sublet a portion of the Premises on a non-exclusive basis.

         B. GMLP desires to lease from Gadzooks and Gadzooks desires to lease to GMLP, a portion of the Premises on a non-exclusive basis on the terms and conditions hereafter set forth.

         C. GMLP desires for Gadzooks to provide additional services to GMLP and Gadzooks is willing to provide such services.

                                    AGREEMENT

         1. LEASED REAL ESTATE. Gadzooks hereby leases to GMLP and GMLP hereby leases from Gadzooks, a portion of the real estate as more particularly described in Exhibit A attached hereto (the "real estate ") together with all necessary right of ingress and egress thereto. It is understood and agreed between the parties hereto that GMLP's use of the real estate will be non-exclusive. Gadzooks reserves the right to use the real estate for its own account and to lease the real estate to other corporations, partnerships, associations, individuals and entities on a non-exclusive and a non-interfering use basis.

         2. TERM. The term of this Lease Agreement shall commence on June 28, 2000 and shall be renewable for consecutive one (1) year periods unless either party notifies the other of its intention in writing to terminate prior to thirty (30) days before the end of the initial term or any renewal term thereof.

         3. RENT. GMLP shall pay to Gadzooks a monthly rent payable quarterly, in advance, without notice or demand, and without abatement, deduction or set-off. Such rent shall be calculated as follows: percentage of Premises occupied by GMLP multiplied by total occupancy cost paid by Gadzooks to owner of the Premises. Gadzooks shall also provide additional infrastructure and support services as the parties may mutually agree from time to time and GMLP shall reimburse Gadzooks for the costs of any services so provided.


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         4. LEASEHOLD IMPROVEMENTS. The real estate includes the leasehold improvements contained therein, including, inter alia, conference room facilities, and storage space for books and records.

         5. END OF TERM. Upon the expiration or other termination of the term of this Lease Agreement, GMLP shall grant, surrender and deliver to Gadzooks the real estate in good order and repair, reasonable wear and tear and damage excepted, and GMLP shall remove all of its personal property. GMLP's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease Agreement.

         6. IMPROVEMENTS AND MAINTENANCE. Maintenance and improvements for the real estate shall be performed by GMLP.

         7. CONDITION. GMLP agrees that it has inspected the Premises and that the Premises are suitable for its purpose. GMLP accepts the Premises in its "as is" condition, and GMLP acknowledges that no representation or warranty, either express or implied, written or oral, has been made by Gadzooks with respect to the condition of the real estate or its suitability for any use or purpose by GMLP.

         8. ALTERATIONS AND CARE.

         (a) Without the prior written approval of Gadzooks, GMLP shall not make any alternations or changes, paint or redecorate, cause holes to be made in the walls (other than normal nail holes for pictures and charts), remove any ceiling tiles (other than for required maintenance), nor place any fixtures on the real estate which are affixed to the walls, ceiling or floor.

         (b) GMLP shall use reasonable care not to soil or tear the carpet and not to dent, deface or soil the walls and ceiling of the real estate or any other portion of the Premises.

         (c) Without the prior written approval of Gadzooks, GMLP shall not change the locks anywhere on the real estate, and Gadzooks shall be entitled to retain keys and GMLP shall permit Gadzooks to inspect or perform maintenance tasks anywhere on the Premises.

         9. ASSIGNMENT AND SUBLETTING. GMLP shall not assign, transfer, mortgage, pledge or otherwise encumber (or permit such transfers involuntarily) this Lease Agreement, all or any part of GMLP's interest in this Lease Agreement or the Premises, in whole or in part, or sublet the whole or any part of the Premises, without the express written consent of Gadzooks.


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         10. EASEMENTS. The rights of GMLP in the Premises are subject to the easement and necessary right if ingress and egress to and from space in the real estate leased to various corporations, partnerships, associations, individuals and entities on a non-exclusive basis pursuant to Paragraph 1 of this Lease Agreement.

         11. DEFAULT. If at any time GMLP shall fail to remedy any default in the payment of any sum due under the Lease Agreement within fifteen (15) days after notice thereof, or fail to remedy any default with respect to any other provision, covenant or condition of this Lease Agreement, within thirty (30) days after notice hereof, or if GMLP abandons the Premises or breaches any obligation under this Lease Agreement, which cannot be cured, then, in any such event, Gadzooks may, at its sole option, and without limitation to any other right or remedy Gadzooks may have on account of such default and without any further demand or notice, exercise any remedy of Gadzooks contained in this Lease Agreement or any remedy provided at law or in equity, including, but not in limitation thereof, the right to (i) remove the tangible personal property and fixtures of GMLP from the Premises (in which case GMLP agrees to pay all costs of removal), (ii) sell the same to pay the sums in default and/or (iii) store the said tangible personal property and fixtures of GMLP at a place other than the Premise (in which case GMLP agrees to pay all of said storage costs).


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         The parties hereto have executed this Lease Agreement as of the 28th day of June, 2000 ("Effective Date").

                                                  Lessor:

                                                  GADZOOKS,  INC.

                                        By:   /s/ GERALD R. SZCZEPANSKI
                                              ----------------------------------
                                        Name: Gerald R. Szczepanski
                                              ----------------------------------
                                        Title: President/Chief Executive Officer
                                              ----------------------------------

                                                  Lessee:

                                                  GADZOOKS MANAGEMENT, L.P.




                                        By:   /s/ JAMES A. MOTLEY
                                              ----------------------------------
                                        Name: James A. Motley
                                              ----------------------------------
                                        Title: Vice President/Chief Financial
                                               Officer
                                              ----------------------------------